As filed with the Securities and Exchange Commission on April 25, 2017
 Registration No. 333-216458

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-8
TO FORM S-4 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State of Incorporation)	(IRS Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Clayton Williams Energy, Inc. Long Term Incentive Plan

(Full title of the plans)

Kenneth M. Fisher Executive Vice President and Chief Financial Officer Noble Energy, Inc. 1001 Noble Energy Way Houston, Texas 77070 (281) 872-3100	Copies to: Frank E. Bayouth, Esq. Eric C. Otness, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1000 Louisiana Street, Suite 6800 Houston, Texas 77002 (713) 655-5100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b−2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.01 per share		N/A	N/A	N/A
Clayton Williams Energy, Inc. Long-Term Incentive Plan	1,750,000 (3)	N/A	N/A	N/A
Total	1,750,000	N/A	N/A	N/A

(1)          Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $0.01 per share, of Noble Energy, Inc. (the “Common Stock”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)          Not applicable. All filing fees payable in connection with the registration of these securities were already paid in connection with the filing of the Registration Statement on Form S-4 on March 6, 2017, as amended by Amendment No. 1 filed on March 21, 2017. Accordingly, no additional filing fee is required. See “Explanatory Note.”
(3)          Represents shares of Common Stock issuable under outstanding equity awards granted under the Clayton Williams Energy, Inc. Long-Term Incentive Plan that were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of January 13, 2017, by and among the Registrant, Wild West Merger Sub, Inc., NBL Permian LLC, and Clayton Williams Energy, Inc. (the “Merger Agreement”).

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Noble Energy, Inc. (the “Registrant”), hereby amends its Registration Statement on Form S-4 (Registration No. 333-216458) filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2017, as amended by Amendment No. 1 filed on March 21, 2017, which the Commission declared effective on March 23, 2017, by filing this Post-Effective Amendment on Form S-8 (this “Registration Statement,” or “Post-Effective Amendment No. 1”).

PART I
 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the Commission after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of our common stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all of such common stock then remaining unsold.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-07964) filed on February 14, 2017;

•
The Company’s Current Reports on Form 8-K as filed with the Commission on January 17, 2017, January 27, 2017, February 24, 2017, March 1, 2017, April 12, 2017, and April 25, 2017 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•
The description of the Common Stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of all incorporated filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address or calling the following number:

Noble Energy, Inc.
1001 Noble Energy Way
Houston, Texas 77070
(281) 872-3100
Attention: Secretary

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a later statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”)  permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Noble’s bylaws provide for indemnification of prior and current directors, officers, employees or agents. Noble is to indemnify, to the fullest extent authorized by law, any director or officer of Noble who is made a party or threatened to be made to a party in any criminal, civil, administrative or investigative action or proceeding. Further, Noble may indemnify an employee or agent who is made or threatened to be made a party to a criminal, civil, administrative, or investigative action or proceeding. In addition, Noble, at its own expense, may maintain insurance to protect itself and directors, officers, employees or agents of Noble or another enterprise against all expenses and liabilities, whether or not Noble has the power to indemnify such individuals under the DGCL.

Should a director or officer be successful in any action, suit or proceeding, he or she must be indemnified by Noble against expenses, including attorney’s fees, actually and reasonably incurred by the officer or director. Furthermore, Noble must pay the expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition. However, Noble must first receive an undertaking by the indemnified party to repay all expenses if it is ultimately determined that such indemnitee is not entitled to be indemnified. If the indemnitee is an employee or agent, then the upfront payment of expenses may be done under terms and conditions as Noble deems appropriate.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits to this Post-Effective Amendment No. 1 are listed in the Exhibit Index hereto and are incorporated by reference herein.

Item 9.	Undertakings

(a)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25th day of April, 2017.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in which signed	Date

/s/ David L. Stover	Chairman, President and Chief Executive Officer	April 25, 2017
David L. Stover	(Principal Executive Officer)

/s/ Kenneth M. Fisher	Executive Vice President and Chief Financial Officer	April 25, 2017
Kenneth M. Fisher	(Principal Financial Officer)

/s/ Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller	April 25, 2017
Dustin A. Hatley	(Principal Accounting Officer)

*	Director	April 25, 2017
Jeffrey L. Berenson

*	Director	April 25, 2017
Michael A. Cawley

*	Director	April 25, 2017
Edward F. Cox

*	Director	April 25, 2017
James E. Craddock

*	Director	April 25, 2017
Thomas J. Edelman

*	Director	April 25, 2017
Eric P. Grubman

*	Director	April 25, 2017
Kirby L. Hedrick

*	Director	April 25, 2017
Scott D. Urban

*	Director	April 25, 2017
William T. Van Kleef

*	Director	April 25, 2017
Molly K. Williamson

By: /s/ David L. Stover		April 25, 2017
David L. Stover, As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 13, 2017, by and among Noble Energy, Inc., Wild West Merger Sub, Inc., NBL Permian LLC and Clayton Williams Energy, Inc. (incorporated by reference to Exhibit 2.1 of Noble Energy, Inc.’s Current Report on Form 8-K filed on January 17, 2017)

3.1	Restated Certificate of Incorporation of Noble Energy, Inc. (incorporated by reference to Exhibit 3.3 to Noble Energy, Inc.’s Current Report on Form 8-K filed on July 28, 2016)
3.2	By-Laws of Noble Energy, Inc. (as amended through January 24, 2017) (incorporated by reference to Exhibit 3.2 to Noble Energy, Inc.’s Current Report on Form 8-K filed on January 24, 2017)
5.1	Opinion of Arnold J. Johnson, Senior Vice President, General Counsel and Secretary of Noble Energy, Inc., regarding legality of securities being registered
10.1	Clayton Williams Energy, Inc. Long-Term Incentive Plan
23.1	Consent of KPMG LLP (Noble Energy, Inc.)
23.2	Consent of KPMG LLP (Clayton Williams Energy, Inc.)
23.3	Consent of Netherland, Sewell & Associates, Inc. (Noble Energy, Inc.)
23.4	Consent of Williamson Petroleum Consultants, Inc. (Clayton Williams Energy, Inc.)
23.5	Consent of Ryder Scott Company, L.P. (Clayton Williams Energy, Inc.)
23.6	Consent of Arnold J. Johnson (included as part of Exhibit 5.1)
24.1
Powers of Attorney for Noble Energy, Inc. (included on the signature page to the Registrant’s Registration Statement on Form S-4, dated March 6, 2017, to which this Post-Effective Amendment No. 1 on Form S-8 relates)